CUSIP NO. 92534K107	13G

EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledges and agrees that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledges that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated as of April 22, 2019

WARREN DISTRIBUTION, INC.

By:	/s/ Charles P. Downing
	Name:	Charles P. Downing
	Title:	President

WARREN OHIO HOLDINGS CO., LLC

By:	/s/ Charles P. Downing
	Name:	Charles P. Downing
	Title:	Manager

ROBERT N. SCHLOTT REVOCABLE TRUST

By:	/s/ Robert N. Schlott
	Name:	Robert N. Schlott
	Title:	Trustee

ROBERT N. SCHLOTT

By:	/s/ Robert N. Schlott